Exhibit 4.1
TWELFTH SUPPLEMENTAL INDENTURE
TWELFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated effective as of March 10, 2021, by P & M Solutions, LLC, a Georgia limited liability company (the “Subsidiary Guarantor”), a direct subsidiary of Central Garden & Pet Company, a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented from time to time, the “Base Indenture”), dated as of March 8, 2010;
WHEREAS, the Company executed that certain Seventh Supplemental Indenture dated as of December 14, 2017 (the “Seventh Supplemental Indenture”), providing for the issuance of 5.125% Senior Notes due 2028 (the “2028 Notes”) and the Eleventh Supplemental Indenture dated as of October 16, 2020 (the “Eleventh Supplemental Indenture” and together with the Base Indenture and the Seventh Supplemental Indenture, the “Indenture”), providing for the issuance of 4.125% Senior Notes due 2030 (the “2030 Notes” and collectively with the 2028 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Subsidiary Guarantor will execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor will unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Seventh Supplemental Indenture and the Eleventh Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Subsidiary Guarantor hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Seventh Supplemental Indenture and the Eleventh Supplemental Indenture, including but limited to Articles 10 thereof.

3.    EXECUTION AND DELIVERY. The Subsidiary Guarantor agrees that the Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantee.
4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or agent of the Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantor under the Notes, the Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.
8.    THE TRUSTEE. The Trustee makes no representation as to and will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this

Supplemental Indenture or the Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantor and the Company.

[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
P & M SOLUTIONS, LLC
By: /s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary
CENTRAL GARDEN & PET COMPANY
By: /s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

SIGNATURE PAGE TO TWELFTH SUPPLEMENTAL INDENTURE

GUARANTORS:
All-Glass Aquarium Co., Inc.,
AQUATICA TROPICALS, inc.,
ARDEN COMPANIES, LLC,
B2E Biotech Llc,
B2E Corporation,
B2E Manufacturing, LLC,
B2E MICROBIALS, LLC,
BLUE SPRINGS HATCHERY, INC.,
C & S PRODUCTS CO., INC.,
Farnam Companies, Inc.,
FLORIDA TROPICAL DISTRIBUTORS
INTERNATIONAL, INC.,
Four Paws Products Ltd.,
FOURSTAR MICROBIAL LLC,
Gro Tec, Inc.,
Gulfstream Home & Garden, Inc.,
HYDRO-ORGANICS WHOLESALE,
IMS SOUTHERN, LLC,
IMS TRADING, LLC,
Kaytee Products, Incorporated,
K&H MANUFACTURING, LLC,
Matson, LLC,
MIDWEST TROPICALS LLC,
New England Pottery, LLC,
nexgen turf research, llc,
Pennington Seed, Inc.,
Pets International, Ltd.,
quality pets, llc,
SEGREST, INC.,
SEGREST FARMS, INC.,
SUN PET, LTD.,
T.F.H. Publications, Inc., and
Wellmark International
By: /s/ George A. Yuhas
Name: George A. Yuhas
Title: Authorized Officer of each above listed entity

SIGNATURE PAGE TO TWELFTH SUPPLEMENTAL INDENTURE

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
By: /s/ Nancy Chouanard
Name: Nancy Chouanard
Title: Vice President

SIGNATURE PAGE TO TWELFTH SUPPLEMENTAL INDENTURE